EXHIBIT 17
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                      RESIGNATION LETTER
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September 12, 2000
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                      I, Gerald Ghini, hereby resign as an
Officer and Director of Anmore Management Inc., effective
immediately.
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    /s/ Gerald Ghini
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        GERALD GHINI